UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2019

Digerati Technologies, Inc.

(Exact name of Registrant as specified in its charter)

Nevada	001-15687	74-2849995
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 NE Loop 410, Suite 126

San Antonio, Texas 78209

(Address of principal executive offices, including zip code)

(210) 775-0888

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreements

Effective January 16, 2019, Digerati Technologies, Inc. (the “Company”) entered into securities purchase agreements (the “SPAs”) with four different investors (each an “Investor”, and together the “Investors”) pursuant to which each Investor purchased a 10% unsecured convertible promissory note (each a “Note”, and together the “Notes”) from the Company.

The terms and conditions of each of the Notes are substantially the same, with the following exceptions: three of the Notes (Notes I to III) are in the aggregate principal amount of $140,000 each, with a maturity date of October 16, 2019, and the remaining Notes (“Note IV & V”) are in the aggregate principal amount of $57,750 each, with a maturity date of January 24, 2020 and February 22, 2020, respectively. All principal amounts and the interest thereon are convertible into shares of the Company’s common stock (the “Common Stock”) at the option of each Investor, after six (6) months from the dates of the Notes. All closings occurred following the satisfaction of customary closing conditions.

The Company used the proceeds from Notes I to III only for the repayment of that certain senior convertible promissory note in the original principle amount of $305,555.56 issued by the Company on May 30, 2018 to Firstfire Global Opportunities Fund, LLC, a Delaware limited liability company (the “Firstfire Note”) (“Firstfire”). The Company intends to use the proceeds from Notes IV & V for general working capital purposes.

The purchase price of $140,000 of each of Notes I to III was paid in cash on January 16, 2019. After payment of transaction-related expenses of $51,000, net proceeds to the Company from Notes I to III totaled $369,000. The purchase price of $57,750 of each of Notes IV & V was paid in cash on January 24, 2019, and February 22, 2019, respectively. After payment of transaction-related expenses of $15,500, net proceeds to the Company from Note IV & V totaled $100,000.

Each Note shall bear interest at a rate of ten percent (10%) per annum (the “Interest Rate”), which interest shall be paid by the Company to each Investor in shares of Common Stock at any time an Investor sends a notice of conversion to the Company. Each Investor is entitled to, at its option, convert all or any amount of the principal amount and any accrued but unpaid interest of the Note into shares of the Company’s Common Stock, at any time, at a conversion price for each share of Common Stock equal to (i) the lowest trading price of the Common Stock (as defined in the Note) as reported on the National Quotations Bureau OTC Marketplace exchange upon which the Company’s shares are traded during the twenty (20) consecutive Trading Day period immediately preceding the issuance date of each Note; or (ii) 60% multiplied by the lowest traded price of the Common Stock during the twenty (20) consecutive Trading Day period immediately preceding the Trading Day that the Company receives a notice of conversion (the “Variable Conversion Price”). The Variable Conversion Price may further be adjusted in connection with the terms of the Notes.

Each of the Notes may be prepaid until 180 days from the issuance date with the following penalties: (i) if a Note is prepaid within ninety (90) days of the issuance date, then the prepayment premium shall be 125% of the outstanding principal amount plus any accrued and unpaid interest; (ii) if a Note is prepaid during the period beginning on the date which is ninety-one (91) days following the issuance date, and ending on the date which is one hundred eighty (180) days following the issuance date, then the prepayment premium shall be 130% of the outstanding principal amount plus any accrued and unpaid interest. Such prepayment redemptions must be closed and funded within three days of giving notice of prepayment or the right to prepay shall be forfeited.

The Company shall at all times reserve a minimum of six (6) times the number of its authorized and unissued common stock (the “Reserved Amounts”), free from preemptive rights, to provide for the issuance of Common Stock upon the full conversion of the each of the Notes. Upon full conversion of each Note, any shares remaining in such reserve shall be cancelled. The Company will, from time to time, increases the Reserved Amount in accordance with the Company’s obligations under each of the Notes.

Pursuant to the terms of the SPAs, for so long as any of the Investors owns any shares of Common Stock issued upon conversion of a Note (the “Conversion Shares”), the Company covenants to secure and maintain the listing of such shares of Common Stock. The Company is also subject to certain customary negative covenants under the Notes and the SPAs, including but not limited to the requirement to maintain its corporate existence and assets, subject to certain exceptions, and not to make any offers or sales of any security under circumstances that would require registration of or stockholder approval for the Notes or the Conversion Shares.

Any shares to be issued pursuant to any conversion of the Notes shall be issued pursuant to an exemption from the registration requirement of the Securities Act of 1933, as amended (the “Securities Act”) provided in Section 4(a)(2) of the Securities Act.

The Notes are long-term debt obligations that are material to the Company. The Notes contain certain representations, warranties, covenants and events of default including if the Company is delinquent in its periodic report filings with the Securities and Exchange Commission and increases in the amount of the principal and interest rates under the Notes in the event of such defaults. In the event of default, at the option of the Investors and in the Investors’ sole discretion, the Investors may consider the Notes immediately due and payable.

The foregoing descriptions of the SPAs, the Notes and the Payoff do not purport to be complete and are qualified in their entirety by reference to the full text of the SPAs, the Notes and the Payoff, the forms of which are filed as, respectively, Exhibits 4.1, 4.2, 4.3, 4.4, 10.1, 10.2, 10.3, 10.4, 10.5 and 99.1 hereto.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement by a Registrant.

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference. The issuance of the securities set forth herein was made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering. The Company’s reliance upon Section 4(a)(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only four recipients; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the individual entities and the Company; and (f) the recipients of the securities are accredited investors.

Item 8.01	Other Events.

Effective January 18, 2019, the Company entered into a payoff agreement (the “Payoff”) with Firstfire, according to which the Company paid Firstfire a total of $370,000, to satisfy in its entirety all amounts owed to Firstfire pursuant to the Firstfire Note.

Item 9.01	Financial Statements Exhibits.

Exhibit Number	Description
4.1	Convertible Promissory Note for $140,000 with Morningview Financial, LLC dated January 16, 2019.
4.2	Convertible Promissory Note for $140,000 with Auctus Fund, LLC dated January 16, 2019.
4.3	Convertible Promissory Note for $140,000 with TFK Investments, LLC date January 16, 2019.
4.4	Convertible Promissory Note for $57,750 with Jefferson Street Capital LLC date January 24, 2019.
4.5	Convertible Promissory Note for $57,750 with Jefferson Street Capital LLC date February 22, 2019.
10.1	Securities Purchase Agreement with Morningview Financial, LLC dated January 16, 2019.
10.2	Securities Purchase Agreement with Auctus Fund, LLC dated January 16, 2019.
10.3	Securities Purchase Agreement with TFK Investments, LLC dated January 16, 2019.
10.4	Securities Purchase Agreement with Jefferson Street Capital, LLC dated January 24, 2019.
10.5	Securities Purchase Agreement with Jefferson Street Capital, LLC dated February 22, 2019.
99.1	Payoff Agreement, dated January 18, 2019, by and between Digerati Technologies, Inc. and Firstfire Global Opportunities Fund, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digerati Technologies, Inc.

Date: March 1, 2019	By:	/s/ Antonio Estrada Jr.
Antonio Estrada Jr.
Chief Financial Officer (Duly Authorized Officer and Principal Financial Officer)

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